Designated Filer: Warburg Pincus Private Equity IX, L.P.
Issuer & Ticker Symbol: Builders FirstSource, Inc. (BLDR)
Date of Event Requiring Statement: June 7, 2012

Explanation of Responses:

(1) The price reported in Column 4 is a weighted average price. The Reporting Persons (as defined below) undertake  to provide Builders FirstSource, Inc. (the “Company”), any security holder of the Company, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased at each separate price within the ranges set forth in this Form 4.

(2) These shares were purchased in multiple transactions at prices ranging from $3.64 to $3.75, inclusive.

(3)  This Form 4 is filed on behalf of Warburg Pincus Private Equity IX, L.P., a Delaware limited partnership (“WP IX”), Warburg Pincus IX LLC, a New York limited liability company (“WP IX LLC”), Warburg Pincus Partners LLC, a New York limited liability company (“WPP LLC”), Warburg Pincus LLC, a New York limited liability company (“WP LLC”), Warburg Pincus & Co., a New York general partnership (“WP”), and Messrs. Charles R. Kaye and Joseph P. Landy (collectively, the “Reporting Persons”).  The general partner of WP IX is WP IX LLC.  WPP LLC is the sole member of WP IX LLC.  WP is the managing member of WPP LLC.  WP LLC manages WP IX.  Charles R. Kaye and Joseph P. Landy are each Managing General Partners of WP and Co-Presidents and Managing Members of WP LLC and may be deemed to control WP IX, WP IX LLC, WPP LLC, WP and WP LLC.

(4) All shares of common stock, par value $0.01 per share (the “Common Stock”), of the Company that are reported herein are held by WP IX.  By reason of the provisions of Rule 16a-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), WP IX LLC, WPP LLC, WP, WP LLC, Mr. Kaye and Mr. Landy may be deemed to be the beneficial owners of any securities that may be beneficially owned by WP IX.  Each of WP IX LLC, WPP LLC, WP, WP LLC, Mr. Kaye and Mr. Landy disclaim beneficial ownership of all shares of Common Stock that may be deemed to be beneficially owned by WP IX, except to the extent of any indirect pecuniary interest therein.  This Form 4 shall not be deemed an admission that any Reporting Person, other than WP IX, or any other person referred to herein is a beneficial owner or any shares of Common Stock for purposes of Section 16 of the Exchange Act or for any other purpose or that any Reporting Person, other than WP IX, or other person has an obligation to file this Form 4.